As filed with the Securities and Exchange Commission on July 21, 2006 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1568247
(State of Incorporation)	(I.R.S. Employer Identification No.)

1450 Infinite Dr.
Louisville, CO 80027
(303) 996-5500
(Address of principal executive offices)

Replidyne, Inc. 2006 Equity Incentive Plan
Replidyne, Inc. 2006 Employee Stock Purchase Plan
(Full title of the plans)
Kenneth J. Collins
President and Chief Executive Officer
Replidyne, Inc.
1450 Infinite Dr.
Louisville, CO 80027
(303) 996-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C.T. Linfield, Esq.
Laura M. Medina, Esq.
Cooley Godward LLP
380 Interlocken Crescent
Suite 900
Broomfield, CO 80021
(720) 566-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Replidyne, Inc. 2006 Equity Incentive Plan
Common Stock, par value $0.001 per share (Issuable Upon Exercise of Outstanding Options)	1,899,671 shares	$3.53(3)	$6,705,838.63	$717.52
Common Stock, par value $0.001 per share (Reserved for Future Grants)	5,237,359 shares	$10.01(4)	$52,425,963.59	$5,609.58
Replidyne, Inc. 2006 Employee Stock Purchase Plan
Common Stock, par value $0.001 per share (Reserved for Future Sales)	305,872 shares	$10.01(4)	$3,061,778.72	$327.61
TOTALS	7,442,902 shares	N/A	$62,193,580.94	$6,654.71

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).

(3)	Computed in accordance with Rule 457(h), based on the weighted average per share exercise price of outstanding options granted under the 2006 Equity Incentive Plan.

(4)	Computed in accordance with Rule 457(h) and 457(c), based on the average of the high and low prices of Registrant’s Common Stock on July 20, 2006 as reported on the Nasdaq National Market.

EXHIBITS
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Cooley Godward LLP
Consent of KPMG LLP

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents filed by Replidyne, Inc. (the “Company” or the “Registrant”) with the United States Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
          (a) The Company’s final prospectus filed with the Commission on June 28, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s Registration Statement on Form S-1 (No. 333-133021), as amended.
          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the filing of the prospectus referred to in (a) above.
          (c) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on June 26, 2006 (File No. 000-52082) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
DESCRIPTION OF SECURITIES
          Not applicable.
INTERESTS OF NAMED EXPERTS AND COUNSEL
          Not applicable.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the directors derived an improper personal benefit.
          These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s amended and restated bylaws provide that the Company will indemnify its directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.
          The Company’s amended and restated bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the amended and restated bylaws permit such indemnification. The Company has obtained a policy of directors’ and officers’ liability insurance covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

          The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s amended and restated bylaws. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. These agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers, or to any of its subsidiaries or to any other company or enterprise to which the person provides services at the Company’s request.
          The Company has entered into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.
EXEMPTION FROM REGISTRATION CLAIMED
          Not applicable.
EXHIBITS

Exhibit
Number	Note	Description
4.1	(1)	Restated Certificate of Incorporation, currently in effect.

4.2	(1)	Amended and Restated Bylaws, currently in effect.

4.3	(1)	Specimen Common Stock Certificate.

4.4	(1)	Form of Warrant to purchase shares of Series A Convertible Preferred Stock (together with schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K).

4.5	(1)	Form of Warrant to purchase shares of Series C Preferred Stock (together with schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K).

4.6	(1)	Fourth Amended and Restated Stockholders Agreement, dated August 17, 2005, between the Registrant and certain of its stockholders, as amended March 7, 2006.

5.1		Opinion of Cooley Godward llp.

23.1		Consent of KPMG llp, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward llp (included in Exhibit 5.1 hereto).

99.1	(1)	2006 Equity Incentive Plan

99.2	(1)	2006 Employee Stock Purchase Plan

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-133021) and amendments thereto, declared effective June 28, 2006.
UNDERTAKINGS
1. The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on July 21, 2006.

Replidyne, Inc.
By:	/s/ Kenneth J. Collins
Kenneth J. Collins
President and Chief Executive Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Collins and Mark L. Smith, and each or any of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on July 21, 2006, and in the capacities indicated.

Signature	Title

/s/ Kenneth J. Collins	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)
Kenneth J. Collins

/s/ Mark L. Smith	Chief Financial Officer, Treasurer, (Principal Financial and Accounting Officer)
Mark L. Smith

/s/ Kirk K. Calhoun	Member of the Board of Directors
Kirk K. Calhoun

/s/ Ralph E. Christoffersen	Member of the Board of Directors
Ralph E. Christoffersen, Ph.D.

/s/ Geoffrey Duyk	Member of the Board of Directors
Geoffrey Duyk, M.D., Ph.D.

/s/ Christopher D. Earl	Member of the Board of Directors
Christopher D. Earl, Ph.D.

/s/ Augustine Lawlor	Member of the Board of Directors
Augustine Lawlor

/s/ Daniel J. Mitchell	Member of the Board of Directors
Daniel J. Mitchell

/s/ Henry Wendt	Member of the Board of Directors
Henry Wendt

EXHIBIT INDEX

Exhibit
Number	Note	Description
4.1	(1)	Restated Certificate of Incorporation, currently in effect.

4.2	(1)	Amended and Restated Bylaws, currently in effect.

4.3	(1)	Specimen Common Stock Certificate.

4.4	(1)	Form of Warrant to purchase shares of Series A Convertible Preferred Stock (together with schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K).

4.5	(1)	Form of Warrant to purchase shares of Series C Preferred Stock (together with schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K).

4.6	(1)	Fourth Amended and Restated Stockholders Agreement, dated August 17, 2005, between the Registrant and certain of its stockholders, as amended March 7, 2006.

5.1		Opinion of Cooley Godward llp.

23.1		Consent of KPMG llp, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward llp (included in Exhibit 5.1 hereto).

99.1	(1)	2006 Equity Incentive Plan

99.2	(1)	2006 Employee Stock Purchase Plan

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-133021) and amendments thereto, declared effective June 28, 2006.